First Amendment to the Retirement Plan for Outside Directors of
Homestake Mining Company, dated as of January 6, 2000.

                         FIRST AMENDMENT
                             TO THE
              RETIREMENT PLAN FOR OUTSIDE DIRECTORS
                               OF
                    HOMESTAKE MINING COMPANY


     1. Capitalized terms used herein which are defined in the Retirement Plan For Outside Directors of Homestake Mining Company have the same meaning as so defined.

     2.   The first sentence of Section 4.1 of the Retirement
Plan For Outside Directors of Homestake Mining Company is hereby deleted and replaced with the following:

     "A Participant who ceases to be a Director after the Effective Date, and who is vested in accordance with Section 3.2, or a former Director who becomes a Participant upon designation by the Plan Administrator as an Outside Director shall be entitled to receive a monthly Retirement Benefit.

     (i) For Participants who ceased to be Directors prior to January 1, 2000, the monthly Retirement Benefit shall be equal to one/twelfth (1/12) of the Retainer Fee in effect at the time the Participant ceased to be a Director.

     (ii) For Participants who cease to be Directors on or after January 1, 2000, the monthly Retirement Benefit shall be equal to the amount obtained by the following formula:

               $1,333.33 x M1  +  $1,666.66 x M2 ,
               -----------------------------------
                         M1 + M2

          where M1 is equal to the number of Months of Credited
          Service prior to January 1, 2000 and M2 is equal to the number of Months of Credited Service after January 1,
          2000.

     IN WITNESS WHEREOF, Homestake has caused this First
Amendment to the Retirement Plan For Outside Directors of
Homestake Mining Company to be executed this 6th day of January, 2000.


                         HOMESTAKE MINING COMPANY


                         By       /s/ Wayne Kirk
                              Vice President